Exhibit 10.3

SEVENTH AMENDMENT TO AMENDED AND RESTATED

MERCHANT SERVICES AGREEMENT

This SEVENTH AMENDMENT (this “Amendment”) to the Amended and Restated Merchant Services Agreement dated as of February 1, 2004 between CITIBANK (SOUTH DAKOTA), N.A., successor to CITIBANK (USA), N.A. (“Bank”) and OFFICE DEPOT, INC. (the “Company’) is dated as of this 13th day of October 2009.

WHEREAS, Bank and Company entered into a certain Amended and Restated Merchant Services Agreement dated as of February 1, 2004 (the “Agreement”), as amended; and

WHEREAS, Bank and Company wish to revise the Agreement in certain respects, as described below.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and intending to be legally bound, the parties agree as follows:

1. Amendment to Section 6.2(b). Section 6.2(b) is hereby amended as follows:

(a) By replacing clause (iv) in its entirety with the following new clause (iv):

(iv) by Bank or Company upon thirty (30) days notice to the other party in the event the other party or the other party’s parent sells, merges, consolidates or transfers twenty percent (20%) or more of the other party’s business or assets (excluding, for the avoidance of doubt, any sale or transfer of the capital stock of such other party), without obtaining the prior written consent, as required under Section 6.7 of this Agreement.

(b) By adding the following new clause (vi) in numerical order:

(vi) by Bank upon thirty (30) days prior written notice to Company in the event that any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) acquires ownership of, directly or indirectly, beneficially (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) or of record, more than 40% of the aggregate voting power represented by the issued and outstanding capital stock of Company.

2. No Other Amendment. Except as expressly set forth in this Amendment, the Agreement and all Exhibits and Schedules to the Agreement shall remain in full force and effect.

3. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York without regard to that state’s conflict of laws provisions.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

CITIBANK (SOUTH DAKOTA), N.A.	OFFICE DEPOT, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: